--------------------------------------------------------------------------------
                                        ========================================
                                        Supplement To The Application
                                        For An Annuity
ThePrudential [LOGO]








--------------------------------------------------------------------------------
---------
ORD 87454 92
---------

RETAIN THIS PAGE FOR YOUR RECORDS. DO NOT RETURN WITH APPLICATION. CONDITIONS AND REQUIREMENTS

I.   Contribution Allocation (when the contract is issued)

     1. The percentage chosen may be 0%, 100%, or any whole number between 10% and 90% (e.g., 33% can be chosen, 33 1/3% cannot).
     2.   The total of all percentages must equal 100%.
     3. The allocation request is subject to certain investment option restrictions (outlined in III. below.)

II.  Transfers and Reallocations (after the contract is issued)

     A.   Transfers from the Fixed Rate Option

          1. Transfers are permitted only once in a contract year and only during the 30-day period beginning on the contract anniversary.
          2. The maximum amount that can be transferred each year is the greater of: (a) 25% of the amount in the Fixed Rate Option or (b) $1,000 for VIP contracts, or (a) 25% of the amount in the Fixed Rate Option, or (b) $2,500 for Discovery Plus contracts. These limits are subject to change in the future.
          3. Transfer requests received during the 30-day period beginning on the contract anniversary will take effect on the date we receive the request at our Home Office. Any requests received after that period will be effective on the contract anniversary following receipt of the request at our Home Office, provided that we receive the request during the 30-day period preceding the contract anniversary.

     B.   Transfers from the Real Property Account

          1. Transfers are permitted only once in a contract year and only during the 30-day period beginning on the contract anniversary.
          2. The maximum amount that can be transferred each year is the greater of: (a) 50% of the amount in the Real Property Account, or (b) $10,000. These limits are subject to change in the future.
          3. Transfer requests received during the 30-day period beginning on the contract anniversary will take effect on the date we receive the request at our Home Office. Any requests received after that period will be effective on the contract anniversary following receipt of the request at our Home Office, provided that we receive the request during the 30-day period preceding the contract anniversary.

     C.   Other Transfers

          1. Four transfers including transfers outlined in A. and B. above are permitted in a contract year.
          2. The transfer will take effect on the date we receive the request at our Home Office.

     D.   Reallocation (of additional payments, if applicable)

          1. Reallocation requests are subject to all the same restrictions shown under contribution allocation (outlined in I. above)
          2. A reallocation will take effect on the date we receive the request at our Home Office.

III. Investment Option Restrictions

     1. The Real Property Account is not available with any tax-qualified contracts.



--------------------------------------------------------------------------------
To reallocate your premium contributions and/or transfer monies among investment options by phone:

Call toll free between 8:00 a.m. and 4:00 p.m. each business day. This facility is available only if you have previously authorized telephone reallocations/transfers.

(   )  1-800-356-4050  for Eastern Home Office (Fort Washington, PA)--Eastern
       Time
(   )  1-800-634-7879  for North Central Home Office (Minneapolis, MN)--Central
       Time
(   )  1-800-635-9587  for South Central home Office (Jacksonville, Fl)--Eastern
       Time

Note: Your policy number is required when making a telephone request. For future reference, record your policy number in the space below.

                     |___|___|___|___|___|___|___|___|___|

Written confirmation of your reallocation/transfer request will be mailed to you.
--------------------------------------------------------------------------------
---------
ORD 87454  92
---------

                 Supplement to the Application
                 [ ] The Prudential Insurance Company of America
                 [ ] Pruco Life Insurance Company
                     A Subsidiary of The Prudential Insurance Company of America

                 No.
                 _______________________________________________________________


A Supplement to the Application for a variable contract in which _______________ ____________________ is named as the proposed Annuitant.

________________________________________________________________________________

I BELIEVE THIS CONTRACT MEETS MY INSURANCE NEEDS AND FINANCIAL OBJECTIVES. I ACKNOWLEDGE RECEIPT OF A CURRENT PROSPECTUS FOR THE CONTRACT. I UNDERSTAND THAT THE CONTRACT'S VALUE AND DEATH BENEFIT MAY VARY DEPENDING ON THE CONTRACT'S
INVESTMENT EXPERIENCE..........................................YES [ ] NO [ ]

An illustration of values is available upon request.





Date                        Signature of Applicant

_______________, 19______   ____________________________________________________


-------------
ORD 87454--92
-------------

--------------------------------------------------------------------------------
                 ===============================================================
                 Allocation/Telephone Elections
                 [ ] The Prudential Insurance Company of America
                 [ ] Pruco Life Insurance Company
                     A Subsidiary of The Prudential Insurance Company of America

ThePrudential [LOGO]

I.   INVESTMENT ALLOCATION
     ---------------------

   I request that net payments be allocated to the investment options selected below:
          Investment Option                              Allocation
          -----------------                              ----------
          Aggressively Managed Flexible................. __________ % (AFLX)
          Conservatively Managed Flexible............... __________ % (CFLX)
          Money Market.................................. __________ % (MMKT)
          High Yield Bond............................... __________ % (HIYB)
          High Dividend Stock........................... __________ % (HIDV)
          Natural Resources............................. __________ % (NATR)
          Bond.......................................... __________ % (BOND)
          Common Stock.................................. __________ % (CSTK)
          Stock Index................................... __________ % (STIX)
          Global Equity*................................ __________ % (GLEQ)
          Government Securities......................... __________ % (GVSC)
          ______________________________________________ __________ % (    )
          ______________________________________________ __________ % (    )
          Fixed Rate.................................... __________ % (FXRT)
          Real Property*................................ __________ % (REAL)
                                                   Total ___100____ %

* All investment options are not available to all contracts. Please refer to your prospectus and to the accompanying CONDITIONS AND REQUIREMENTS information.
--------------------------------------------------------------------------------

II.  TELEPHONE REALLOCATION/TRANSFER PRIVILEGES
     ------------------------------------------

Please Check One:

( ) I give the Company permission to change the allocation of my net contributions and/or to transfer funds among my investment choices based on my telephone instructions when those instructions agree with the company's conditions and requirements. I have received a copy of the Company's conditions and requirements and, in particular, the restrictions covering transfers from the Fixed Rate Option and the Real Property Account. I am aware that my telephone instructions will be recorded to protect me and the Company and will be put into effect only when proper identification is provided.


(  ) I do not wish to authorize telephone reallocations/transfers.

Date                        Signature of Applicant

_________________, 19_____  ____________________________________________________






--------------------------------------------------------------------------------
Supplementary Information
Submitting office code                        Agent's name

Contract number (Agency number for D.A.)
--------------------------------------------------------------------------------


---------
ORD 87454  92
---------

--------------------------------------------------------------------------------
                 ===============================================================
                 Suitability Checklist
                 [ ] The Prudential Insurance Company of America
                 [ ] Pruco Life Insurance Company
                     A Subsidiary of The Prudential Insurance Company of America
                 No.
                 ---------------------------------------------------------------

ThePrudential [LOGO]

1. THIS APPLICATION IS SUBMITTED IN THE BELIEF THAT THE PURCHASE OF THIS CONTRACT IS SUITABLE FOR THE APPLICANT BASED ON THE INFORMATION
     FURNISHED................................................... YES [ ] NO [ ]

2. REASONABLE INQUIRY HAS BEEN MADE OF THE APPLICANT CONCERNING THE APPLICANT'S OVERALL FINANCIAL SITUATION AND NEEDS AND INVESTMENT
     OBJECTIVES.................................................. YES [ ] NO [ ]

3. THE PURCHASE OF THIS CONTRACT IS REASONABLY CONSISTENT WITH THE PREMISE THAT THE PROPOSED CONTRACT OWNER WILL PERSIST WITH THE CONTRACT
     ............................................................ YES [ ] NO [ ]



Date                        Signature of Registered Representative

________________, 19______  ____________________________________________________

---------
ORD 87454  92
---------